EXHIBIT 21

                                  SUBSIDIARIES

                                                    State or Other
                                                   Jurisdiction of
Parent                                              Incorporation
------                                              -------------

High Country Bancorp, Inc.                            Colorado




Subsidiaries (1)
----------------

High Country Bank                                   United States


Subsidiaries of High Country Bank
---------------------------------
High Country Title and Escrow Company               United States





_____________
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in Item 7 hereof.